GBS Enterprises Appoints Markus Ernst as Chief Financial Officer

February 28, 2012 – Woodstock, GA – GBS Enterprises Incorporated (OTCBB: GBSX), a global software and services company specializing in Business Application Modernization, Cloud Automation solutions, as well as offering a comprehensive portfolio of business applications, today announced the appointment of Markus Ernst as Chief Financial Officer, effective February 24, 2012. Mr. Ernst will be based out of the Company’s Atlanta, Georgia offices.

Mr. Joerg Ott, CEO and Chairman of GBS Enterprises, said, “Mr. Ernst is a key addition to our C-level management team from both a financial and capital markets perspective. Having been with GROUP for over a decade, we expect Markus’ transition into his new role will be seamless. We look forward to working with Markus and benefiting from his extensive business knowledge and expertise.”

Markus Ernst has twenty years of experience in the financial sector gained at both public and private companies. He has extensive knowledge in both national and international finance as well as in mergers and acquisitions. He is the former CFO of GROUP Business Software AG. Mr. Ernst joined GROUP’s Management Board in August 2000. He has significant management experience in accounting, budgeting, reporting, cash management, claims processing, financing, investments, information systems, regulatory relations and strategic planning.  As GBS’ CFO, he will be responsible for planning, directing, monitoring and administrating all functional activities and policies related to finance, accounting, budgeting, underwriting, insurance and financial analysis. Mr. Ernst earned his Masters in International Management and Industrial Engineering in Germany. Prior to joining GROUP, Markus worked as an industrial engineer focusing on finance for IBM in Mainz and San Jose, California and Seagram Germany. He then moved to corporate management for the Gesellschaft für Zahlungssysteme mbH (GZS) a subsidiary of First Data Corp. As a senior executive for GZS, he was responsible for corporate planning and control.

Mr. Ernest stated, “I am very pleased to assume the role of Chief Financial Officer of GBS Enterprises. It is an exciting opportunity for me professionally, and I look forward to being part of an excellent executive team and helping to grow the business. ”

About GBS Enterprises Incorporated

GBS Enterprises Incorporated (OTCBB: GBSX) is the 50.1% parent company of GROUP Business Software AG (“GBS”), a global software and services company specializing in application modernization and cloud automation. GBS serves to: automate business processes; optimize system & application performance; ensure messaging security & compliance; modernize server-based applications to Web 2.0; and simplify application development & delivery.

Strong customer allegiance paired with a diversified portfolio of powerful business solutions place GBS at the forefront of the market in terms of both revenue growth and profitability. GBS has won many awards for its innovations, as well as resources spanning five time zones.

GBS has over 4,000 customers worldwide with over 4 million users of its products and services.  Its North American headquarters is in New York City and its European headquarters is in Frankfurt, Germany.  There are over 15 offices throughout North American and Europe.  The Company’s maintains a website at www.gbsx.us. GROUP maintains a website at www.gbs.com. The information contained in the Company’s and GROUP’s websites is not incorporated by reference herein.

Caution Concerning Forward-Looking Statements

This release contains statements that may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements regard the intent, belief, and expectations of the Company. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, they involve risks and uncertainties, and their results may differ materially.

Investor Relations Contact:
Alliance Advisors, LLC

Alan Sheinwald, Founder and President

(914) 669-0222

asheinwald@allianceadvisors.net

Gary MacDonald, EVP and
Chief Corporate Development Officer,
gmacdonald@gbsx.us

Contact:

Michael Baum, Corporate Communications,
michael.baum@us.gbs.com